As filed with the SEC on January 20, 1999                  SEC
                                                           Registration No. *

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                                  FORM SB-2

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             4 BRANDON - I, INC.
              (Exact name of registrant as specified in charter)

                           Florida 6770 Applied for
          (State or other (Primary Standard Industrial (IRS Employer jurisdiction of Classification Code Number) Identification incorporation or Number)
                                organization)

       As filed with the Securities and Exchange Commission on May 13,
                     1998 SEC Registration No. 33-98526-D

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM SB-2

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             4 BRANDON - I, INC.
              (Exact name of registrant as specified in charter)

                           FLORIDA 6770 APPLIED FOR (State or other (Primary Standard Industrial (IRS Employer jurisdiction of Classification Code Number) Identification incorporation or Number)
                                                organization)

                             4 BRANDON - I, INC.
                             2503 W. Gardner Ct.
                               Tampa, FL 33611
      (Address and telephone number of registrant's principal executive offices and principal place of business)

                     Michael T. Williams, Esq., PRESIDENT
                             4 BRANDON - I, INC.
                             2503 W. Gardner Ct.
                               Tampa, FL 33611

          (Name, address, and telephone number of agent for service)


        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

        (Continued on Next Page)
1

                  CALCULATION OF REGISTRATION FEE

Title of Each       Amount     Proposed Proposed  Amount of
Class of Securities to be      Maximum  Maximum   Registration
Being Registered    Registered Offering Aggregate Fee
                               Price    Offering
                               Per Share Price

Common Stock, par
value $.01 per
share               500,000  $.0     $ 0         $ 100




TOTAL                                             $ 100

MINIMUM FEE                                       $100.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

                              4 BRANDON -I, INC.
             Cross Reference Sheet between Items of Form SB-2
         and Prospectus Pursuant to Rule 501(b) of Regulation S-B
Item in Form SB-2                       Location in Prospectus
1.Front of Registration Statement and
     Outside Front Cover Page of the
     Prospectus                              Cover Pages
2.Inside Front and Outside Back Cover Pages
     of Prospectus                           Cover Pages
3.Summary Information and Risk Factors       Prospectus Summary,
                                             Risk Factors
4.Use of Proceeds                            Use of Proceeds
5.Determination of Offering Price            Risk Factors,
                                             Offering
6.Dilution                                   Not Applicable
7.Selling Security Holders                   Not Applicable
8.Plan of Distribution                       Offering
9.Legal Proceedings                          Legal Proceedings
10.Directors, Executives Officers,
     Promoters and Control Persons           Management
11.Security Ownership of Certain Beneficial
     Owners and Management                   Principal
                                             Shareholders
12.Description of Securities to be
     Registered                              Description of
                                             Securities
13.Interest of Named Experts and Counsel     Experts
14.Disclosure of Commission position
     on Indemnification for
     Securities Act Liabilities              Indemnification
15.Organization Within Last 5 years          Proposed Business,
                              Certain Transactions
16.Description of Business                   Proposed Business
17.Management's Discussion and Analysis or Plan of Operation
Management's                                       Discussion and Analysis or
Plan of Operation
18.Description of Property                   Proposed Business
19.Certain Relationships and Related
     Transactions                            Risk Factors,
                              Certain Transactions
20.Market for Common Equity and
     Related Stockholder Matters             Risk Factors,
                                             Description of
                                             Securities
21.Executive Compensation                    Management
22.Financial Statements                      Financial Statements

(The next two pages in the Prospectus are, respectively, Cover Page - Outside Back and Cover Page - Outside Front.)

Subject to Completion, dated *. Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   4 BRANDON- 1, INC.

                           10,000,000 Shares of Common Stock

     4 BRANDON- 1, INC. (the "Company") hereby offers up to 10,000,000 shares of Common Stock, par value $.01 per share ("the Shares"). See "Description of Securities." The Shares are being distributed free of charge. There is no minimum offering. The Company is a blank check company and has not engaged in any business and has no specific plans for any given business or industry.

      THIS BLANK CHECK OFFERING IS SUBJECT TO THE PROVISIONS OF RULE 419. ACCORDINGLY, THE SECURITIES PURCHASED BY INVESTORS ("DEPOSITED SECURITIES WILL BE HELD IN ESCROW (THE "RULE 419 ESCROW") SUBJECT TO THE SATISFACTION OF THE PROVISIONS OF THE RULE 419 ESCROW.

     The Deposited Securities may not be released until an acquisition meeting certain specified criteria has been made. There is no minimum number of purchasers who must reconfirm their investment in accordance with the procedures set forth in Rule 419 for the acquisition to be consummated. Pursuant to Rule 419, a new prospectus (the "Re-Offer Prospectus"), which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors prior to consummation of an acquisition. If any of the investors do not elect to remain investors, the Deposited Securities will not be distributed to them. In the event an acquisition is not consummated within 18 months of the effective date of the Registration Statement of which this prospectus is a part, the Deposited Securities will be returned to the Company. See "Investors' Rights and Substantive Protection under Rule 419."

     Prior to this offering there has been no public market for the Shares. The initial public offering price of the Shares has been arbitrarily determined by the Company and does not bear any relationship to such established valuation criteria as assets, book value or prospective earnings. There can be no assurance that a regular trading market will develop for the Shares after this offering or that, if developed, any such market will be sustained. The Company anticipates that trading of the Shares will be conducted through what is customarily known as the "pink sheets" and/or on the National Association of Securities Dealers, Inc.'s Electronic Bulletin Board (the "Bulletin Board"). Any market for the Shares which may result will likely be less well developed than if the Shares were traded on NASDAQ or on an exchange.
      .

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" at pages *.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Offering                                      Proceeds to
                    Price to Public (1) Discount (2)   Company (3)
Per Share           $     .0              $  .0                   $   .0
Maximum
      10,000,000   $     .0               $  .0                   $   .0
           (Notes on following page.)

                          The date of this Prospectus is , 19
NOTES:
(1) The Shares are offered by the Company on a "best efforts" no minimum, * Share maximum basis. The Company intends to offer the Shares through its officer and director without the use of a professional underwriter. No commissions will be paid for sales effected by officers and director.
(2) Mr. Williams, the President of the Company, will pay all offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees (collectively, the "Offering Costs") estimated at $10,000.

Until ______________,199__ ( 90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution are required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions


 THE SHARES ARE BEING OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE WHEN, AS AND IF DELIVERED TO AND ACCEPTED BY THE COMPANY, AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL AND CERTAIN OTHER CONDITIONS. THE COMPANY RESERVES THE RIGHT TO WITHDRAW, CANCEL OR MODIFY THIS OFFERING AND TO REJECT ANY ORDER IN WHOLE OR IN PART.

PROHIBITION AGAINST SELLING DEPOSITED SECURITIES

 RULE 15g-8 PROMULGATED PURSUANT TO THE EXCHANGE ACT MAKES IT UNLAWFUL FOR ANY PERSON TO SELL OR OFFER TO SELL THE DEPOSITED SECURITIES (OR ANY INTEREST IN OR RELATED TO THE DEPOSITED SECURITIES). THUS, INVESTORS ARE PROHIBITED FROM
 MAKING ANY ARRANGEMENTS TO SELL THE DEPOSITED SECURITIES UNTIL THEY ARE RELEASED FROM THE ESCROW ACCOUNT (SEE "RISK FACTORS - PROHIBITIONS PURSUANT TO RULE 15G-8 UNDER THE EXCHANGE ACT TO SELL OR OFFER TO SELL SHARES IN THE RULE 419 ACCOUNT.")



     THE COMPANY HAS NO PRESENT PLANS, PROPOSALS, ARRANGEMENTS OR UNDERSTANDINGS WITH ANY PERSON WITH REGARD TO THE DEVELOPMENT OF A TRADING MARKET FOR THE SHARES OF COMMON STOCK OFFERED HEREBY.

 THE SHARES HAVE NOT BEEN REGISTERED IN THE STATE OF FLORIDA, BUT WILL BE OFFERED AND SOLD THEREIN PURSUANT TO AN EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 517.061(11) FLORIDA STATUTES. SUCH SECTION PROVIDES, IN PERTINENT PART, FOR SALES TO NO MORE THAN 35 PURCHASERS, EXCLUDING ACCREDITED INVESTORS, AS SUCH TERM IS DEFINED IN RULE 501 UNDER REGULATION D OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECTION FURTHER PROVIDES THAT IN THE EVENT SALES ARE MADE TO FIVE OR MORE PERSONS PURSUANT TO SUCH SECTION, THAT SUCH SALES ARE VOIDABLE BY EACH OF SUCH SUBSCRIBERS EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE SUBSCRIBER OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO THE SUBSCRIBER, WHICHEVER OCCURS LATER. THIS PROSPECTUS HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE SALE OF THE SHARES OFFERED HEREBY IS BEING UNDERTAKEN PURSUANT TO THE NOTICE PROVISIONS PROVIDED BY SECTION 359-e OF THE MARTIN ACT WITH RESPECT TO ISSUER-DEALERS, AS SUCH ACT DOES NOT REQUIRE THE REGISTRATION OF SECURITIES.

 PURCHASERS OF SECURITIES IN THIS BLANK CHECK OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF THE STATES OF FLORIDA OR NEW YORK, UNLESS AN APPLICABLE TRANSACTION EXEMPTION FROM SECURITIES REGISTRATION IS OTHERWISE AVAILABLE. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSES OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE COMPANY'S SECURITIES WILL HAVE BEEN REGISTERED. THE COMPANY HAS NOT REGISTERED THE SHARES OR OBTAINED AN EXEMPTION FROM REGISTRATION IN ANY JURISDICTION. AN EXEMPTION FROM REGISTRATION FOR THE SHARES IS AVAILABLE ONLY IN THE STATES OF FLORIDA AND NEW YORK AND INITIAL SALES MAY ONLY BE MADE IN SUCH JURISDICTIONS UNLESS THE COMPANY WERE TO REGISTER THE SHARES, OBTAIN AN EXEMPTION FROM REGISTRATION OR ASCERTAIN THE AVAILABILITY OF AN EXEMPTION IN ANY OTHER JURISDICTION SUBSEQUENT TO THE DATE HEREOF.


                                   TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................4
RISK FACTORS..................................................................7
CAPITALIZATION...............................................................19
PROPOSED BUSINESS............................................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................26
DESCRIPTION OF SECURITIES....................................................26
MANAGEMENT...................................................................28
PRINCIPAL SHAREHOLDER........................................................29
CERTAIN TRANSACTIONS.........................................................30
THE OFFERING.................................................................30
INDEMNIFICATION..............................................................30
AVAILABLE INFORMATION........................................................31
LEGAL PROCEEDINGS............................................................31
LEGAL MATTERS................................................................31
EXPERTS......................................................................31
 FINANCIAL STATEMENTS.......................................................F-1

                                  PROSPECTUS SUMMARY
     The following is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto appearing elsewhere in this Prospectus. Each prospective Purchaser is urged to read this Prospectus in its entirety.

 The Company

    4 BRANDON- 1, Inc. (the "Company") was incorporated in the State of Florida in September, 1999 to seek and make a Business Combination to the extent its limited assets will allow. See RISK FACTORS" and "PROPOSED BUSINESS." The Company is in the development stage and has no operating history. No representation is made nor implied that the Company will be able to carry on its activities profitably. The subsistence of the Company is dependent initially upon funds being supplied by Management, of which there is no assurance. Proceeds of this Blank Check Offering may be insufficient to enable the Company to conduct potentially profitable operations or otherwise to engage in any business endeavors. The likelihood of the success of the Company must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation of any new business. Further, no assurance can be given that the Company will have the ability to acquire assets, business or properties with any value to the Company. The Company's office is located at 2503 W. Gardner Ct., Tampa, FL 33611 and its telephone number is (813) 831-9348.

 The Company

     The Company intends to effect a merger, acquire the assets or the capital stock of existing businesses or other similar business combination (a "Business Combination) and/or to establish businesses which may become profitable, of which no assurances are given. The Company's current management may manage any business developed or acquired by the Company or may employ qualified, but as yet unidentified, individuals to manage such business. No assurance can be given that the Company can obtain sufficient funding to accomplish the Company's goals or that any business acquired or developed by the Company will become profitable. Because there are no offering proceeds, the Company's plans may be materially and adversely effected in that the Company may find it even more difficult, if not impossible, to realize its goals. Further, the Company has not identified any business to be acquired and has no plan to create any business. See "RISK FACTORS" and "PROPOSED BUSINESS."

    The Company may be required to seek additional capital. No assurance can be given that the Company will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to the Company.

 The Offering

 Maximum
 Securities offered
 Common Shares
 par value $0.01 per share                 10,000,000

 Maximum Common Shares to
 be outstanding after
 the offering                              10,000,100

Risk Factors

     The securities offered hereby involve a high degree of risk . Such risk factors include, among others: the Company's recent formation and limited resources; discretionary use of proceeds; an intense competition in selecting an Acquired Business and effecting a Business Combination. See "Risk Factors."

Investors Rights to Reconfirm Investment Under Rule 419

     Deposit of Securities. Rule 419 as applicable to this Offering requires that all securities to be issued be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the DEPOSITED SECURITIES will be released to investors only after the Company has met the following three conditions. First, the Company must execute an agreement for an acquisition(s) meeting certain prescribed criteria. Second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions. Third, the acquisition(s) meeting the prescribed criteria must be consummated (see "Prescribed Acquisition Criteria" and " Reconfirmation Offering")

     Accordingly, the Company has entered into an escrow agreement with (name of bank or broker-dealer) (the "Escrow Agent") which provides that:

          (1) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the securities held in their names. The securities held in the escrow account may not be transferred, disposed of nor any interest created therein other than by will or The laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by The Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

      (2) Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with the terms provided, however that the securities received upon exercise or conversion together with any cash or other consideration paid in connection with The exercise or conversion, are to be promptly deposited into the escrow account.

     Prescribed Acquisition Criteria.

      Rule 419 as applicable to this Offering requires that before the DEPOSITED SECURITIES can be released the Company must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business, businesses or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds, including funds received or to be received from the exercise of warrants, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, the Company must successfully complete the mandated reconfirmation offering and consummate the acquisition(s).

     Post-Effective Amendment.

      Once the agreement governing the acquisition of a business meeting the above criteria has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate and its business, including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the DEPOSITED SECURITIES can be released from escrow.

     Reconfirmation Offering.

      The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

          (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment;
          (2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;
          (3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the DEPOSITED SECURITIES WILL BE RETURNED TO THE COMPANY;
          (4) Unless investors representing 80% of the maximum offering proceeds elect to remain investors, the consummation of an acquisition of or merger with a target business would be prevented, none of the securities will be issued. (It is likely that officers and directors will acquire, on the same terms and conditions as other investors, 80% of the Shares. Accordingly, if they do so, none of the remaining unaffiliated stockholders will be required to vote in favor of a proposed acquisition.); and
          (5) If a consummated acquisition(s) has not occurred by 18 months from the date of this prospectus, the DEPOSITED SECURITIES held in the escrow account shall be returned to the Company.

     Release of Deposited Securities

      The DEPOSITED SECURITIES may be released to the Investors after:

          (1) The escrow agent has received a signed representation from the Company and any other evidence acceptable by the escrow agent that: (a) The Company has executed an agreement for the acquisition of a business for which the par value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment; (b) The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 as applicable to this Offering as set forth above has been completed and that the Company has satisfied all of the prescribed conditions of the reconfirmation offer.

          (2) The acquisition of the business with the fair value of at least 80% of the maximum proceeds is consummated.

                                     RISK FACTORS

    The securities offered hereby are speculative and a high degree of risk, including, but not necessarily limited to, the several factors described below. Each prospective Purchaser may wish carefully to consider the following risk factors inherent in and affecting the business of the Company and this offering before accepting the Shares.

 Rule 419 Generally as Applicable to this Offering

        Rule 419 generally as applicable to this Offering requires that the securities to be issued in a blank check offering be deposited and held in escrow until an acquisition is completed. Before the acquisition can be completed and before the securities can be released, the blank check company is required to update the registration statement with a post effective amendment. According to the rule, the investors must have no fewer than 20 and no more than 45 days from the effective date of the post-effective amendment to decide to remain an investor. Unless investors representing 80% of the maximum offering proceeds elect to remain investors, the consummation of an acquisition of or merger with a target business would be prevented, none of the securities will be issued. It is likely that officers and directors will acquire, on the same terms and conditions as other investors, 80% of the Shares. Accordingly, if they do so, none of the remaining unaffiliated stockholders will be required to vote in favor of a proposed acquisition. Thus, although the investors in this offering will have no right to block a proposed acquisition, they will have a right to decline to receive a distribution of their shares from escrow.

Prohibition Pursuant to Rule 15g-8 Under Exchange Act to Sell or Offer to Sell Shares in Rule 419 Account.

Rule 15g-8 of the Exchange Act provides that it is unlawful for any person to sell or offer to sell the Shares (or any interest in or related to the Shares) held in the Rule 419 account other than pursuant to a qualified domestic relations order as contemplated by the Act, which term the Company believes includes an order of a court of competent jurisdiction incorporating in an order of support or judgment of divorce provisions for property distribution and/or support. However, each investor is urged to consult with his own tax and legal counsel to determine the applicability of such exemption to his particular circumstances. As a result, contracts for sale to be satisfied by delivery of the Deposited Securities (e.g. contracts for sale on a when, as, and if issued basis) are prohibited. Rule 15g-8 also prohibits sales of other interests based on or in the Shares, whether or not physical delivery is required.

 Conflicts of Interest - Possible Negotiation or Otherwise Grant of Consent by Management to Purchase of Management's Common Stock.

    While the Company and its Management intend that no shares of the Company's Common Stock will be distributed by any officers, directors or greater than 10% shareholders or persons who may be deemed promoters of the Company without affording all shareholders of the Company a similar opportunity, Management may, nevertheless, actively negotiate or otherwise consent to the purchase of all or a portion of their shares of Common Stock as a condition to or in connection with a proposed merger or acquisition transaction. It is noted that Management may be deemed to have paid $.* per share for Common Stock owned by Management. In connection with any such stock purchase transaction, it is possible that a premium may be paid for Management's shares of Common Stock and that public Purchasers in the Company may not receive any portion thereof in the event such premium may he paid. Any transaction structured in such manner may present Management with conflicts of interest and as a result of such conflicts, may possibly compromise Management's fiduciary duties to the Company's shareholders, as the potential would therefore exist for members of Management to consider their own personal pecuniary benefit rather than the best interests of the Company's other shareholders. Further, the Company's other shareholders may not be afforded an opportunity to otherwise participate in any particular stock buy-out transaction. Additionally, in any such transaction, it is possible, although not presently intended, that the Company may borrow funds to be used directly or indirectly to purchase Management's shares.

    The Company's shareholders will not be afforded an opportunity specifically to approve or disapprove any particular buy-out transaction. (See also RISK FACTOR entitled "Actual and Potential Conflicts of Interest. ")

 Actual and Potential Conflicts of Interest

     The Company's officers and director may engage in other business activities similar and dissimilar to those engaged in by the Company. To the extent that such officers and director engage in such other activities, they will have possible conflicts of interest in diverting opportunities to other companies, entities or persons with which they are or may be associated or have an interest, rather than direct such opportunities to the Company. Such potential conflicts of interest include, among other things, the time, effort and corporate opportunity involved in their participation in other business transactions or activities as well as the preference, notwithstanding other possible factors, to utilize Michael T. Williams, Esq., a substantial shareholder, for legal services. Since only limited policies have been established for the resolution of such conflicts, the Company may be adversely affected should these individuals choose to place their other business interests before those of the Company. (See Risk Factor entitled "Conflict of Interest.")


      All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

      There are no agreements or understandings for any officer or director to resign at the request of another person and none of the officers or directors are acting on behalf of or will act at the direction of any other person.


      All expenses of the Company already funded and all expenses of the Company not funded from the proceeds of this offering, to a maximum of $50,000, will be funded as an optional capital contribution to the Company by Mr. Williams. No such contribution or no loan from Management is required. The Company shall not make any loans to any officers or directors following this offering. Further, the Company shall not borrow Funds for the purpose of making payments to the Company's officers, directors, promoters, management or their affiliates or associates. Mr. Williams may receive legal fees in connection with the Business Combination.


     The proposed business of the Company raises potential conflicts of interest between the Company its officers and director and its principal stockholders. The Company has been formed for the purpose of locating a suitable business opportunity in which to participate. The officers and director of the Company as well as its principal stockholders, are engaged in various other business activities including, but not limited to, the organization of other companies or "blank check" companies in the future. Specifically, all of the Company's principal stockholders, including Mr. Michael Williams, the Company's President, Treasurer and sole Director, may in the future also principal stockholders and/or officers and directors of related companies, each of which has filed a registration statement with the Securities and Exchange Commission for the purpose of effecting an Offering of their respective securities pursuant to Rule 419 (the "Related Companies"). As such, the Company may be deemed to be under common control with the Related Companies. If and when the registration statements filed by the Related Companies are declared effective, those companies will be competing directly with the Company for other business opportunities. See "Risk Factors." If the Related Companies are successful, the principal stockholders may, although there is no assurance that they will do so, invest in additional companies whose business plan would be to effect Rule 419 offerings, thereby exacerbating the competitive environment in which the Company must operate. In addition, from time to time, in the course of their business activities, the stockholders may become aware of investment and business opportunities and may be faced with the issue of whether to bring such opportunities to the attention of the Company for its participation or to other companies with which they are associated or have an interest in.

     Officers and directors of Florida corporations are required to bring business opportunities to their corporation if the corporation could financially undertake the opportunity and the opportunity is within the corporation's line of business. Because the business of the Company is to locate a suitable business venture, Management may be required to bring such business opportunities to the Company. Potential conflicts may arise in the determinations by Management as to whether these potential business opportunities are within the financial means and proposed business plans of the Company.

     Accordingly,  Management  may have a  conflict  in the event  that  another
"blank check" or "blind pool" associated with Management may in the future be actively seeking the acquisition of properties and businesses that are identical or similar to those that the Company may seek. A conflict will not be present as between the Company and another affiliated "blank check" or "blind pool" if, before the Company begins seeking acquisitions, such other "blank check" or "blind pool": (i) enters into any understanding, arrangement or contractual commitment to participate in, or acquire, any business or property; or (ii) ceases its search for additional properties or businesses identical or similar to those the Company may seek. Conflicts also may not be present to the extent that potential business opportunities are appropriate for the Company but not for other affiliated "blank check" or "blind pools" (or vice versa), because of such factors as the difference in working capital available to the Company. If, however, at any time the Company and any other firms affiliated with Management are simultaneously seeking business opportunities, Management may face the conflict of whether to submit a potential business acquisition to the Company or to such other firms. See "Risk Factors."

     In order to resolve conflicts of interest, to the extent possible, arising from the common share ownership of the Company with other blind pool companies, the Company and the Related Companies have orally established the following guidelines:

          (a) if the business opportunity is identified by an officer or director of the Company, notwithstanding that such person is also a principal stockholder of a Related Company, the business opportunity will be directed to the Company;

          (b) if the business opportunity is identified by a person who is a principal stockholder of the Company but not an officer of the Company or of a Related Company, the business opportunity will be directed to either the Company or to a Related Company in order of the effective dates of the completion of their respective Rule 419 offerings; to the extent that the company to whom the business opportunity was directed declines to accept the business opportunity, it will be offered to the Company which next completed its Rule 419 Offering; and

          (c) if the individual responsible for identifying the business opportunity is an officer and/or director of more than one Related Company, the business opportunity will be presented to those companies in the order in which their offerings were completed.

    In addition, any officer, director, and shareholder of the Company or their affiliates may receive personal financial gain, other than from the proceeds of this Blank Check Offering, by means of a stock exchange transaction or other means, including: (1) payment of consulting fees: (ii) payments of finder's fees; (iii) sales of affiliates' stock; (iv) payments of salaries; or (v) other methods of payment by which affiliates may receive cash, stock or other assets.

    The potential exists that finder's fees or other acquisition related compensation may be paid to the Company's officers, directors, promoters or their affiliates or associates from revenues or other funds of an acquisition or merger candidate, or by the issuance of debt or equity of such an entity; the possibility, therefore, exists that such fees may become a factor in negotiations and present conflicts of interest. No restrictions exist other than as set forth above, as to whom loans may be made. Further, no criteria have as yet been established for determining whether or not to make loans, whether any such loans will be secured or limitations as to amount.

    The Company has not and does not presently intend to impose any limits or other restrictions on the amount or circumstances under which any of such transactions may occur. No assurance can be given that any of such potential conflicts of interest will be resolved in favor of the Company or will otherwise not cause the Company to lose potential opportunities. No assurance can be given that any of such potential conflicts of interest will be resolved in favor of the Company or will otherwise not cause the Company to lose potential opportunities.

     Recently Organized Company; Limited Resources; No Present Source of Revenues; Report of Independent Auditors

     The Company, which was incorporated in September, 1998 and is in the development stage, has not as yet attempted to seek a Business Combination. Management has no prior experience with respect to a transaction involving the proposed combination of certain corporations, including a blank check company (the "Contemplated Transaction"). None of the Company's officers have had prior experience relating to the identification, evaluation and acquisition of an Acquired Business. See "Management." Thus the Company has no experience in consummating a business combination and, accordingly, there is only a limited basis upon which to evaluate the Company's prospects for achieving its intended business objectives. To date, the Company's efforts have been limited primarily to organizational activities. The Company has limited resources and has had no revenues to date. In addition, the Company will not achieve any revenues until consummation of a Business Combination, if at all. Moreover, there can be no assurance that any Acquired Business, at the time of the Company's consummation of a Business Combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis. The Company's independent auditors' report on the Company's financial statements includes an explanatory paragraph stating that the Company's ability to commence operations is dependent on other fund raising, which raises substantial doubt about its ability to continue as a going concern and that the financial statements do not de any adjustments relating to the recoverability and classification asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. See "Proposed Business" and the Financial Statements of the Company included elsewhere in this Prospectus.

Absence of Substantive Disclosure Relating to Prospective Business Combinations; Investment in the Company Versus Investment in an Acquired Business

     "Blank check" offerings are inherently characterized by an absence of substantive disclosure. The Company has not yet identified a prospective Acquired Business. Accordingly, Purchasers in this offering will have virtually no substantive Information available for advance consideration of any specific Business Combination. The absence of disclosure can be contrasted with the disclosure which would be necessary if the Company had already identified an Acquired Business as a Business Combination candidate or if the Acquired Business were to effect an offering of its securities directly to the Public. See "Proposed Business --'Blank Check' Offering."

 Seeking to Achieve Public Trading Market through Business Combination

    While a prospective Acquired Business may deem a Business Combination with the Company desirable for diverse reasons, a Business Combination may involve the acquisition, reorganization of, merger, or some other form of business combination with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and securities laws enacted for the protection of Purchasers. See the risks below entitled "Unspecified Industry and Acquired Business; Unascertainable Risks" and "No Assurance of Public Market; Arbitrary Determination of Offering Price."

No Present Identification of Industry and/or Acquisition Prospects; High Risk of Unavailability of Conventional Private or Public Offerings of Securities or Conventional Bank Financing

    Management has not identified any specific business or even any specific industry, which it intends to enter through the purchase or formation of a business. Neither the Company or any of its affiliates has any present plan/, proposals, arrangements or understandings with respect to any possible business combination or opportunity. None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions with any representative of the owner of any business or company regarding the possibility of an acquisition or merger transaction contemplated hereby. Management will have sole discretion to determine which businesses, if any, are intended to be formed or acquired, as well as the intended terms of any acquisition. Management has no present intention of (a) considering a business combination with entities owned or controlled by affiliates or associates of the Company; (b) creating subsidiary entities with a view to distributing their securities to the shareholders of the Company; or (c) selling any securities owned or controlled by affiliates and associates of the Company in connection with any business combination transaction without affording all shareholders a similar opportunity. The success of the Company is entirely upon the ability of Management to acquire and run successful businesses and to continue to operate them and obtain additional capital to support the working capital requirements of these businesses after their acquisition or formation, of which no assurances are given. (See "PROPOSED BUSINESS")

    Further, it may be expected that any target business will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available.

 Unspecified Industry and Acquired Business; Unascertainable Risks

     To date, the Company has not selected any particular industry in which to concentrate its Business Combination efforts. Accordingly, there is no current basis for prospective Purchasers in this offering to evaluate the possible merits or risks of the Acquired Business or the particular industry in which the Company may ultimately operate. To the extent the Company effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subject to numerous risks inherent in the business operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risk of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular Acquired Business or industry, there can be no assurance that the Company will properly ascertain or assess all such significant risk factors. See "Proposed Business--'Blank Check' Offering."

 Probable Lack of Business Diversification

     The Company will effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single Business. Unlike certain entities which have the resources to consummate several Business Combinations of entities operating in multiple industries or multiple areas of a single industry, the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Consequently, there can be no assurance than the Acquired Business will prove to be commercially viable. See "Proposed Business -'Blank Check' Offering."

 Dependence Upon Key Personnel

   The ability of the Company to successfully effect a Business Combination will be largely dependent upon the efforts of Messrs. Williams and Williams, the Company's President/Treasurer and Director and Secretary, respectively. It is anticipated that Messrs. Williams and Williams are the only persons whose activities will be material to the operations of the Company pending the Company's identification and/or consummation of a Business Combination. The Company has not entered into employment agreements with any officer or director. It is anticipated that each of Messrs. Williams and Williams will devote no more than 2% of their time to the affairs of the Company. The Company has no life insurance on the lives of any of the officers or directors. The loss of the services of such key personnel, unless suitable replacements are obtained could have a material adverse effect on the Company's capacity to successfully achieve its business objectives. None of the Company's key personnel are required to commit their full time to the affairs of the Company and, accordingly, such personnel may have conflicts of interest in allocating management time among various business activities. In addition, the success of the Company may be dependent upon its ability to retain additional personnel with specific knowledge or skills who may be necessary to assist the Company in evaluating a potential Business Combination. There can be no assurance than the Company will be able to retain such necessary additional personnel. See "Proposed Business -- Employees" and "Management."

 Lack of Experience of Management

     Messrs.  Williams and Williams have no prior experience with respect to the
successful   completion   of  a   Business   Combination.   ("the   Contemplated
Transaction"). See "Management."

 Possible Change in Control and Management

    Although the Company has no present plans, understandings or arrangements respecting any Business Combination, the successful completion of such a transaction could result in a change in control of the Company. This could result from the issuance of a large percentage of the Company's authorized securities or the sale by the present shareholders of all or a portion of their stock or a combination thereof. Any change in control may also result in the resignation or removal of the Company's present officers and director. If there is a change in management, no assurance can be given as to the experience or qualifications of the persons who replace present management respecting either the operation of the Company's activities or the operation of the business, assets or property being acquired.

 Nature of Transaction, Benefits to Management

 The Company's proposed activities may involve the merger of the Company into or the consolidation of an interest in one company which will in turn be operated by the Company. In a merger or acquisition present management may be able to negotiate the sale of its control portion of Company stock at a premium price. After the merger the Purchasers in this offering may be left with management whose background and competence are unknown and with a greatly reduced percentage of ownership.

 Conflicts of Interest - Part-Time Management

 None of the Company's key personnel are required to commit their full time to the affairs of the Company and, accordingly, such personnel may have conflicts of interest in allocating management time, among various business activities. Messrs. Williams and Williams will devote no more than 2% of their time to the affairs of the Company. Certain of these key personnel may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by the Company. In the course of their other business activities, including private investment activities, Messrs. Williams and Williams may become aware of investment and business opportunities which may be appropriate for presentation to the Company as well as the other entities with which they are affiliated. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and director of corporations incorporated under the laws of the State of Florida are required to present certain business opportunities to such corporations. Accordingly, as a result of multiple business affiffiations, Messrs. Williams and Williams may have similar legal obligations relating to presenting certain business opportunities to multiple entities. In addition, conflicts of interest may arise in connection with evaluations of a particular business opportunity by the Board of Directors with respect to the foregoing criteria. There can be no assurance that any of the foregoing conflicts will be resolved in favor of the Company. See "Proposed Business - 'Blank Check Offering -- Selection of Acquired Business and Structuring of a Business Combination."

 Lack of Business Opportunities

    Although the Company will use efforts to attempt to locate potential Business Combinations, there is no assurance that any Business or assets worthy of even preliminary investigation will come to the Company's attention.

 No Present Acquisition or Merger Transaction Contemplated

    None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions with and there are no present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an Acquisition or merger transaction contemplated in the prospectus.

 Limited Ability to Evaluate Acquired Business' Management

    While the Company's ability to successfully effect a Business Combination will be dependent upon certain of its key personnel, the future role of such personnel in the Acquired Business cannot presently be stated with any certainty. While it is possible that certain of the Company's key personnel will remain associated in some capacities with the Company following a Business Combination, it is unlikely that such key personnel will devote their full efforts to the affairs of the Company subsequent thereto. Moreover, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the particular Acquired Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective Acquired Business in connection with evaluating the desirability of effecting a Business Combination, there can be no assurance that the Company's assessment of such management will prove to be correct, especially in light of the possible inexperience current key personnel of the Company in evaluating certain types of businesses. In addition, there can be no assurance that such future management will have the necessary skills, qualifications or abilities to manage a public company. The Company may also seek to recruit additional managers to supplement the incumbent management of the Acquired Business. There can be no assurance that the Company will have the ability to recruit such additional managers, or that such additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management. See "Proposed Business-'Blank Check, Offering."

 Competition

    The Company expects to encounter intense competition from other entities having a business objective similar to that of the Company. Many of these entities are well established and have extensive experience in connection with identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, personnel and other resources than the Company and there can be no assurance that the Company will have the ability to compete successfully. The Company's financial resources will be relatively limited when contrasted with those of many of its competitors. This inherent competitive limitation may compel the Company to select certain less attractive Business Combination prospects. There can be no assurance that such prospects will permit the Company to meet its stated business objective. See "Proposed Business -Competition."

 Uncertainty of Competitive Environment of Acquired Business

 In the event that the Company succeeds in effecting a Business Combination, the Company will, in all likelihood, become subject to intense competition from competitors of the Acquired Business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financing, marketing, technical and other resources than their competitors in the industry. The degree of competition characterizing the industry of any prospective Acquired Business cannot presently be ascertained. There can be no assurance that, subsequent to a Business Combination, the Company will have the resources to compete effectively, especially to the extent that the Acquired Business is in a high growth industry. See "Proposed Business -- Competition."

 Need for Additional Financing

 The Company has had no revenues to date and is entirely dependent upon the efforts and funds of Management to commence operations relating to selection of a prospective Acquired Business. The Company will not receive any revenues until, at the earliest, the consummation of a Business Combination. Although the Company believes that its resources will be sufficient to effect a Business Combination, inasmuch as the Company has not yet identified any prospective Acquired Business candidates, the Company cannot ascertain with any degree of certainly the capital requirements for any particular transaction. In the event that such resources prove to be insufficient for purposes of effecting a Business Combination, the Company will be required to seek additional financing. In the event no Business Combination is identified, negotiations are incomplete or no Business Combination has been consummated, and Management is unable to provide funding, the Company currently has no plans or arrangements with respect to the possible acquisition of additional financing which may be required to continue the operations of the Company. None of the Company's executive officers or directors or their respective affiliates are required to provide any loans to the Company. There can be no assurance that such financing would be available on acceptable terms, if at all. To the extent that such additional financing proves to be unavailable when needed to consummate a particular Business Combination, the Company would, in all likelihood, be compelled to restructure the transaction or abandon that particular Business Combination and seek an alternative Acquired Business candidate. In addition, in the event of the consummation of a Business Combination the Company may require additional financing to fund the operations or growth of the Acquired Business. Other than set forth above, it is presently not contemplated that any of the Company's executive officers or directors or their respective affiliates will provide any financing to the Company in connection with a Business Combination nor will any such persons borrow any money from the Company. The failure by the Company to secure such additional financing could have a material adverse effect on the continued development or growth of the Acquired Business. See "Proposed Business 'Blank Check' Offering -- Selection of an Acquired Business and Structuring of a Business Combination."

 Possible Need for Additional Financing of Acquired Business

    In the event of a consummation of a Business Combination, the Company cannot ascertain with any degree of certainty the capital requirements for any particular Acquired Business inasmuch as the Company has not yet identified any prospective Acquired Business candidates. To the extent the Business Combination results in the Acquired Business requiring additional financing, such additional financing (which, among other forms, could be derived from the public or private offering of securities or from the acquisition of debt through conventional bank financing), may not be available, due to, among other things, the Acquired Business not having sufficient (i) credit or operating history; (ii) income stream; (iii) profit level; (iv) asset base eligible to be collateralized; or (v) market for its securities.

    As no specific Business Combination or industry has been targeted, it is not possible to predict the specific reasons why conventional private or public financing or conventional bank financing might not become available. There can be no assurances that, in the event of a consummation of a Business Combination, sufficient financing to Fund the operations or growth of the Acquired Business will be available upon terms satisfactory to the Company, nor can there be any assurance that financing would be available at all.

 Risk that Additional Financing Will be Unavailable

    Although there are no specific Business Combinations or other transactions contemplated by management, it may be expected that any such target business will present such a level of risk that conventional private or public offerings of securities or conventional bank financing would not be available.

 Possible Depletion of Operating Funds

    In the event no Business Combination is identified, negotiations are incomplete or no Business Combination has been consummated, and no funds are provided by Management, the Company currently has no plans or arrangements with respect to the possible acquisition of additional financing which may be required to continue the operations of the Company.

 Possible Use of Debt Financing; Debt of an Acquired Business

    There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination or otherwise finance the operations of the Acquired Business. The amount and nature of any borrowing by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on any such borrowing and then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interests of the Company. The inability of the Company to borrow funds required to effect or facilitate a Business Combination, or to provide Funds for an additional infusion of capital into an Acquired Business, may have a material adverse effect on the Company's financial condition and future prospects. Additionally, to the extent that debt funding ultimately proves to be available, any borrowing may subject the Company to various risks traditionally associated with incurring of indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, an Acquired Business may have already incurred debt financing and, therefore, all the risks inherent thereto. See "Use of Proceeds and of Proposed Business --'Blank Check' Offering -Selection of an Acquired Business and Structuring of a Business Combination."

Authorization of Additional Securities; No Creation of Subsidiary for the Purpose of Distributing Securities

     The Company's Articles of Incorporation authorizes the issuance of 50,000,000 shares of Common Stock, par value $.01 per share. Upon completion of this offering, assuming all of the Shares offered hereby are distributed, there will be 39,999,900 authorized but unissued shares of Common Stock available for issuance. Although the Company has no commitments as of the date of this Prospectus to issue any shares of Common Stock other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's shareholders will occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with a Business Combination, a change in control of the Company may occur which may impact, among other things, the utilization of net operating losses, if any. Furthermore, the issuance of a substantial number of shares of Common Stock may cause dilution and adversely affect prevailing market prices, if any, for the Common Stock, and could impair the Company's ability to raise additional capital through the sale of its equity securities. The Company has no plans, proposals, arrangements or understandings with respect to the creation of a subsidiary entity with a view to distributing to the Company's shareholders the securities of the subsidiary entity. See "Proposed Business --'Blank Check' Offering --Selection of an Acquired Business and Structuring of a Business Combination" and "Description of Securities."

 Acquisition Dilution and Control

    The Company plans to acquire another company or companies through the issuance of its stock. (See "Proposed Business") Any such acquisition effected by the Company may result in the issuance of additional Common Stock which may result in substantial dilution in the percentage of the Company's Common Stock held by the Company's existing shareholders. Moreover, the Common Stock issued in any such acquisition or merger transaction may be valued on an arbitrary or non arms-length basis by management of the Company. In addition, a future merger may involve the appointment of additional members to the Company's Board of Directors. Any such acquisition or merger may not legally require shareholder approval, and the Company has no plans to hold a shareholders' meeting to vote on any acquisition or merger or provide a proxy statement to shareholders. Such transaction will likely be structured so that the shareholders of a private company being acquired will be issued an amount of the Company's shares sufficient to provide them no less than a 95% equity ownership interest in the Company.

 Investment Company Act Considerations

   The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. The Company believes that it is anticipated activities, which will involve acquiring control of an operating company, will not subject the any to regulation under the Investment Company Act. Nevertheless, there can be no assurance that the Company will not be deemed to be an investment company, especially during the period prior to a Business Combination. In the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, recordkeeping, voting, proxy, disclosure and other rules and regulations. In the event of characterization of the Company as an investment company, the failure by the Company to satisfy regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on the Company. See "Proposed Business."

 Tax Considerations

     As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business
Combination and will attempt to structure the Business Combination so as to achieve most favorable tax treatment to the Company, the Acquired Business and their respective shareholders. There can be no assurance, however, that the Internal Revenue Service (the "IRS") or appropriate state tax authorities will ultimately assent to the Company's tax treatment of a consummated Business Combination. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax Consequences to the Company, the Acquired Business and their respective shareholders. See "Proposed Business - --'Blank Check' Offering --Selection of an Acquired Business and Structuring of a Business Combination."

 Possible Payment of Finder's Fees to Management or Affiliates

     In the event that a person or entity assists the Company in connection with the introduction to a prospective Acquired Business with which a Business Combination is ultimately consummated, such person or entity may be entitled to receive a finder's in consideration for such introduction. Such person may be registered as, among other things, an agent or broker/dealer under the laws of certain jurisdiction in which the Company is not presently obligated to pay any finder's fees. The executive officers and director of the Company may be entitled to receive a finder's fee in the event they originate a Business Combination. See "Proposed Business -'Blank Check' Offering -- Selection of Acquired Business and Structure of a Business Combination" and "Management."

     The Company, rather than pay normal salaries, intends to primarily compensate officers and director through finders fees. Since the business of the Company is to acquire business opportunities and finders fees are often paid to intermediaries in acquisition transactions, the Company has reasoned that, rather than potentially pay both regular salaries and/or directors fees to officers and director, and also pay finders fees to third parties, the opportunity for acquisition of business opportunities will be greater if officers and director are allowed to share in any finders fee, with other types of compensation for officers and director being limited in amount. (See "Certain Transactions")

 Control by Present Shareholders

    Upon consummation of the offering, if the maximum is distributed and assuming 80% of the shares in this offering are distributed to management, the present shareholders (including management) of the Company, will collective own approximately 80% of the then issued and outstanding shares of Common Stock, all of which will be owned by the current officers and director. In the election of directors, shareholders are not entitled to cumulate their votes for nominees. Accordingly, it is likely that the current shareholders will be able to substantially impact the election of all of the Company's directors and the other affairs of the Company. See "Principal Stockholders," "Certain Transactions" and "Description Securities."

 No Dividends

    The Company has not paid any dividends on its Common Stock to date and does not presently intend to pay cash dividends prior to the consummation of a Business Combination. The payment of dividends after any such Business Combination, if any, will be contingent upon the Company's revenues and earnings, if capital requirements and general financial condition subsequent consummation of a Business Combination . The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate paying any ash dividends in the foreseeable future. See "Description of Securities -Dividends."
 No Commitment to Purchase Shares No commitment exists by anyone to purchase any of the Shares offered. Consequently, no assurance can be given that any Shares will be distributed.

 No Assurance of Public Market; Arbitrary Determination of Offering Price

     Prior to this offering, there has been no public trading market for the Shares. The initial public offering price of the Shares have been arbitrarily determined by the Company and does not bear any relationship to such established valuation criteria as assets, book value or prospective earnings. There is no assurance that a regular trading market will develop for any of the Company's securities after this offering or that, if developed, that any such market will be sustained. The Shares will likely appear in what is customarily known as the "pink sheets" or on the NASD Bulletin Board, thus limiting the marketability of the Shares. If the Company, at any time, has net tangible assets of $1,000,000 or less, transactions in the Shares would be subject to Rule 15c2-6 promulgated under the Securities Exchange Act of 1934. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited Purchasers (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Transactions are exempt from this rule if the market price of the Shares is at least $5.00 per share. If the Shares become subject to Rule 15c2-6, broker-dealers may find it difficult to effectuate customer transactions and/or trading activity in the Shares, thus, the market price, if any, may be depressed, and an Purchaser may find it more difficult to dispose of the Shares.

Pursuant to Rule 419, all shares issued by a blank check company, must be placed in the Rule 419 Escrow Account. These shares will not be released from the Rule 419 Escrow until (i) the consummation of a merger or acquisition as provided for in Rule 419 or (ii) the expiration of 18 months from the date of this Prospectus. There is no present market for the Common Stock of the Company and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 Escrow. Thus, stockholders may find it difficult to sell their shares.

     To date, neither the Company nor anyone acting on its behalf has taken any affirmative steps to request or encourage any broker/dealer to act as a market maker for the company's Common Stock. Further, there have been no discussions or understandings, preliminary or otherwise, between the Company or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for the company's Common Stock. Present management of the Company has no intention of seeking a market maker for the Company's Common Stock at any time prior to the reconfirmation offer to be conducted prior to the consummation of a Business Combination. The officers of the Company after the consummation of a Business Combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management of the Company in control of the entity after a Business Combination is reconfirmed by the stockholders. There is no likelihood of any active and liquid trading market for the Company's Common Stock developing. See "Market for the Company's Common Stock" and "Investors' Rights and Substantive Protection Under Rule 419."

     In order to prevent resale transactions in violation of states' securities laws, public stockholders may only engage in resale transactions in the United States, in New York and Florida and such other jurisdictions (there are none now) in which an applicable secondary trading exemption is available or a blue sky application has been filed and accepted. As a matter of notice to the holders thereof, the Common Stock certificates shall contain information with respect to resale of the Shares. Further, the Company will advise its market makers in the Shares, if any, of such restriction on resale. Such restriction on resales may limit the ability of investors to resell the Shares purchased in the Offering.

 Determination of Offering Price.

     The offering price of the Common Stock was determined by the Company, which considered, among other things, estimates of the business potential for the Company, the management of the Company, and the Company's plans for the establishment of its business base. The offering price does not bear any relation to earnings per share, book value, or the net worth of the Company. Prospective investors should not consider the offering price of the Common Stock as necessarily indicative of the actual value of either the Common Stock or the Company. See "The Offering."

 Shares Eligible for Future Sale.

   Upon completion of this Offering, assuming Maximum Offering, the Company will have outstanding 10,000,100 shares of Common Stock. Of these shares of the Company's Common Stock ("Restricted Shares"), 100 currently and assuming acquisition of 8,000,000 shares in this Offering by Mr. Michael Williams, 8,100,000 are and will be held by Management and may not be sold unless they are so registered thereunder or are sold pursuant to an applicable exemption from registration including Rule 144 which governs the sales of restricted securities. Management will be eligible to sell such shares plus any shares acquired in this offering pursuant to Rule 144 at prescribed times and subject to the manner of sale, volume, notice and information restrictions of Rule 144.

   There has been no public market for the securities of the Company. Sales of substantial amounts of shares of the Company's Common Stock, pursuant to Rule 144 or otherwise, could adversely affect the market price of the Common Stock, and consequently make it more difficult for the Company to sell equity securities in the future at a time and price which the Company deems appropriate. See "Shares Eligible for Future Sale."

 Risks Of Low-Priced Stocks

   Any trading in the Common Stock be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"). As a consequence, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities.

   The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

   The Company's Common Stock will fall within the definitional scope of a penny stock, and as such, the market liquidity for the Company's securities could be severely affected. The regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market, if such a market ever exists.

 Regulations Concerning "Blank Check" Issuers

    The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, would not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in the Primary Distribution States (as hereinafter defined) or in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted. See "State Blue Sky Registration; Restricted Resales of the Shares," below. In addition, the Commission enacted rules under the Securities Act which, among other things, afford shareholders of "blank check" companies a right to rescind their purchases of such securities for a limited period subsequent to the consummation of a Business Combination.

 State Blue Sky Registration; Restricted Resales of the Shares

    THE SECURITIES HAVE NOT BEEN REGISTERED IN ANY STATE AND MAY ONLY BE OFFERED OR TRADED IN SUCH OTHER STATES PURSUANT TO AN EXEMPTION FROM REGISTRATION.
 PURCHASERS OF SUCH SECURITIES EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF STATES IN WHICH THE SECURITIES ARE REGISTERED OR EXEMPT FROM REGISTRATION. FOR THE OFFERING HEREUNDER, THE COMPANY INTENDS TO RELY ON, BUT HAS NOT OBTAINED EXEMPTIONS FROM REGISTRATION IN FLORIDA AND NEW YORK. THE EXEMPTIONS ARE SELF-EXECUTING, THAT IS TO SAY THAT THERE ARE NO NOTICE OR FILING REQUIREMENTS AND COMPLIANCE WITH THE CONDITIONS OF THE EXEMPTION RENDER THE EXEMPTION APPLICABLE. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE COMPANY'S SECURITIES WILL HAVE BEEN REGISTERED OR AN EXEMPTION IS AVAILABLE.

     Several  additional  states may permit secondary market sales of the Shares
 (i) once or after certain financial and other information with respect to the Company is published in a recognized securities manual such as Standard & Poor's Corporation Records (ii) after a certain period has elapsed from the date hereof; or (iii) pursuant to exemptions applicable to certain Purchasers. However, since the Company is a "blank check" company, it may not be able to be listed in a recognized securities manual until after the consummation of the first Business Combination.

 Required Expenditures

     The  Company  presently  anticipates  that it will  be able to  locate  and acquire suitable business interests or properties without any significant expenditures. In the event that such expenditures are required, the Company's plans may be materially and adversely effected in that the Company may find it even more difficult, if not impossible, to realize its goals. In any event, if the Company eventually determines that a business opportunity requires additional funding thee Company may seek such additional financing through loans, additional stock issuances or through other financing arrangements. No such financing arrangements presently exist, and no assurances can be given that such additional financing will be available, or, if available, whether additional financing will be on terms acceptable to the Company. The Company believes that it will not have any significant cash needs for at least eighteen months.

Year 2000 Risks.

      Currently the Company does not rely on any computer or computer programs that will materially impact the operations of the Company in the event of a Year 2000d isruption. However, like any other company, advances and changes in available technology can significantly impact its business and operation. Consequently, although the Company has not identified any specific year 2000 issues, the "Year 2000" problem creates risk for the Company from unforeseen problems in computer systems which the Company may acquire in the future or the computer systems of third parties, including but not limited to any acquisition candidate and/or financial institutions, with whom it transacts business. Such failures of the Company and/or third parties' computer systems could have a material impact on the Company's ability to conduct its business. Prior to effecting a Business Combination, the Company intends to assess the Year 2000 Risks associated with the Acquired Business. See "Plan of Operation".

Change of Control

  In the event that the Company effects a Business Combination by issuing additional common stock, the present stockholders of the Company may no longer have control of the Company. Although the Company has no present plans, understandings or arrangements with respect to any Business Combination, the successful completion of such a transaction could result in a change in control of the Company. This could result from the issuance of a large percentage of the Company's authorized securities or the sale by the present stockholders of all or a portion of their stock or a combination thereof. Any change in control may also result in the resignation or removal of the Company's present officers and director. If there is a change in Management, no assurance can be given as to the experience or qualifications of the persons who replace present management respecting either the operation of the Company's activities or the operation of the business, assets or property being acquired.


                                    CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September *, 1998, and as adjusted to give effect to the distribution of the minimum and maximum number of Shares being offered hereby:

     Maximum - 10,000,100 Shares Outstanding, As Adjusted

 Shareholder's Equity Common Stock,
$.01 per value 50,000,000 shares authorized;
    100 shares issued:
 10,000,000 as adjusted                      $   1
  Capital in excess of par value             $ 246
 Deficit accumulated during
    development stage                        $(247)
 Total shareholders' equity                  $   0

                         MARKET FOR THE COMPANY'S COMMON STOCK

     Prior to the date hereof, there has been no trading market for the Company's Common Stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the Deposited Securities remain in the Rule 419 Escrow. The Deposited Securities under this offering will remain in the Rule 419 Escrow until, among other things, the Company's consummation of a Business Combination pursuant to the requirements of Rule 419. There can be no assurance that a trading market will develop upon the consummation of a Business Combination and the subsequent release of the Deposited Securities from the Rule 419 Escrow.


                                PROPOSED BUSINESS
 Introduction

    The Company was formed in September 1998 to seek to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating business (an "Acquired Business"). The Business objective of the Company is to find and to effect a Business Combination with an Acquired Business which the Company believes has significant growth potential. The Company will not engage in any substantive commercial business immediately following this offering and for an indefinite period of time following this offering. The Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company and the Company has not identified any specific Business or company for investigation and evaluation. The Company intends to utilize equity, debt or a combination thereof in effecting a Business Combination. The Company will effect only a single Business Combination. The Company may effect a Business Combination with an Acquired Business which may be financially unstable or in its early stage of development or growth.

Business Objectives

     The Company's business plan is to seek to acquire or merge with potential businesses that may, in the opinion of Management, warrant the Company's involvement. Management's discretion is unrestricted, and the Company may participate in any business whatsoever that may in the opinion of Management meet the business objectives discussed herein. Indeed, the Company may effectuate a Business Combination with another business outside the United States. The Company has not limited the scope of its search to a particular region. See "Risk Factors." The Company does not intend to utilize any notices or advertisements in its search for business opportunities.

     The Company's officers and directors will be primarily responsible for searching for an appropriate merger or acquisition candidate. However, to the extent that the existing stockholders are aware of any potential business acquisition candidates, they will also refer these to the Company. See "Conflicts of Interest." The Company recognizes that as a result of its limited financial, managerial or other resources, the number of suitable potential businesses that may be available to it will be extremely limited. The Company's principal business objective will be to seek long-term growth potential in the business in which it participates rather than immediate, short-term earnings. In seeking to attain its business objectives, the Company will not restrict its search to any particular industry. Rather, the Company may investigate businesses of essentially any kind or nature, including but not limited to finance, high technology, manufacturing, service, research and development, communications, insurance, brokerage, transportation, and others. Management may also seek to become involved with other development stage companies or companies that could be categorized as "financially troubled." At the present time, the Company has not chosen the particular area of business in which it proposes to engage and has not conducted any market studies with respect to any business, property or industry.

Evaluation Criteria

     The analysis of potential business endeavors will be undertaken by or under the supervision of Management, no member of which is a professional business analyst. Management is comprised of individuals of varying business experiences, and Management will rely on its own business judgment in formulating decisions as to the types of businesses that the Company may acquire or in which the Company may participate. It is quite possible that Management will not have any business experience or expertise in the type of business engaged in by the company ultimately acquired. Management will seek to examine those factors described herein when making a business decision; however, the mention of such factors to be examined by Management with regard to its determining the potential of a business endeavor should not be read as implying any experience or expertise on behalf of Management as to the business chosen. These factors are merely illustrative of the types of factors that Management may consider in evaluating a potential acquisition.

     Management anticipates that the selection of an Acquired Business will be complex and risky because of the competition for such business opportunities among all segments of the financial community. The nature of the Company's search for the acquisition of an Acquired Business requires maximum flexibility inasmuch as the company will be required to consider various factors and divergent circumstances which may preclude meaningful direct comparison among the various business enterprises, products or services investigated. Investors should recognize that the possible lack of diversification among the Company's acquisition may not permit the Company to offset potential losses from one venture against profits from another. This should be considered a negative factor affecting any decision to purchase the Shares. Management of the Company will have virtually unrestricted flexibility in identifying and selecting a prospective Acquired Business. Management will consider, among other factors in evaluating a prospective acquired business and determining the "fair market value" thereof, the following:

     * the Acquired  Business' net worth; * the Acquired Business' total assets;
     * the Acquired Business' cash flow; * costs associated with effecting the Business Combination; * equity interest in and possible management participation in the
          Acquired Business;
     *    earnings and financial condition of the Acquired Business;
     * growth potential of the Acquired Business and the industry in which it operates;
     * experience and skill of management and availability of additional personnel of the Acquired Business;
     *    capital requirements of the Acquired Business;
     *    competitive position of the Acquired Business;
     * stage of development of the product, process or service of the Acquired Business;
     * degree of current or potential market acceptance of the product, process or service of the Acquired Business;
     * possible proprietary features and possible other protection of the product, process or service of Acquired Business; and
     * regulatory environment of the industry in which the Acquired Business operates.

     The foregoing criteria is not intended to be exhaustive; any evaluation relating to the merits of a particular Business Combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by Management in connection with effecting a Business Combination consistent with the Company's business objectives. No particular consideration may be given to any particular factor.

 The time and costs required to select and evaluate an Acquired Business candidate and to structure and consummate the Business Combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporation laws) cannot presently be ascertained with any degree of certainty. Messrs. Williams and Williams, the current executive officers of the Company, intend to devote approximately 2% of their respective time to the affairs of the Company and, accordingly, consummation of a Business Combination may require a greater period of time than if the Company's executive officers devoted their full time to the Company's affairs. Any costs incurred in connection with the identification and evaluation of a prospective Acquired Business with which a Business Combination is not ultimately consummated will result in a loss to the Company and reduce the amount of capital available to otherwise complete a Business Combination.

     Although it is anticipated that locating and investigating specific business proposals will take at least several months, the time such process will take can by no means be assured. However, such process cannot exceed, in any event, the 18 month time schedule set forth in Rule 419. See "Investors' Rights and Substantive Protection Under Rule 419." The time and costs required to select and evaluate an Acquired Business candidate (including conducting a due diligence review) and to structure and consummate the Business Combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporate laws) cannot presently be ascertained with any degree of certainty.

     The Company anticipates that it will make contact with business prospects primarily through the efforts of its directors, officers and stockholders, who will meet personally with existing management and key personnel, visit and inspect material facilities, assets, products and services belonging to such prospects, and undertake such further reasonable investigation as management deems appropriate, to the extent of its limited financial resources. The Company anticipates that certain Acquired Business candidates may be brought to its attention from various unaffiliated sources, including securities broker/dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources. While the Company does not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, the Company may engage such firms in the future, in which event the Company may pay a finder's fee or other compensation.

     To date, the Company has not selected any particular industry or any Acquired Business in which to concentrate its Business Combination efforts. See "Risk Factors."

Tax Considerations.

     As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business
Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to the Company, the Acquired Business and their respective stockholders. The IRS or other appropriate state tax authorities may attempt to recharacterize the tax treatment of a particular Business Combination; and, as a result there may be adverse tax consequences to the Company, the Acquired Business and their respective stockholders.

Form and Structure of Acquisition

     Of the various methods and forms by which the Company may structure a transaction acquiring another business, Management is likely to use, without limitation, one of the following forms: (i) a leveraged buyout transaction in which most of the purchase price is provided by borrowings (typically secured by the assets of the acquired business and intended to be repaid out of the cash flow of the business) from one or more lenders or from the sellers in the form of a deferred purchase price; (ii) a merger or consolidation of the acquired corporation into or with the Company; (iii) a merger or consolidation of the acquired corporation into or with a subsidiary of the Company organized to facilitate the acquisition (a "subsidiary merger"), or a merger or consolidation of such a subsidiary into or with the acquired corporation (a "reverse subsidiary merger"); (iv) an acquisition of all or a controlling amount of the stock of the acquired corporation followed by a merger of the Acquired Business into the Company; (v) an acquisition of the assets of a business by the Company or a subsidiary organized for such purpose; (vi) a merger or consolidation of the Company with or into the acquired Business or subsidiary thereof; or (vii) a combination of any of the foregoing. The actual form and structure of a Business Combination may be also dependent upon numerous other factors pertaining to the Acquired Business and its stockholders as well as potential tax and accounting treatments afforded the Business Combination.

     The Company may utilize cash, equity, debt or a combination of these as consideration in effecting a Business Combination. Although the Company has no commitments as of the date of this prospectus to issue any shares of Common Stock other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that such additional shares are issued, dilution to the interest of the Company's stockholders may occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with a Business Combination, a change in control of the Company may occur.

     If securities of the Company are issued as part of an acquisition, it cannot be predicted whether such securities will be issued in reliance upon exemptions from registration under applicable federal or state securities laws or will be registered for public distribution. When registration of securities is required, substantial cost may be incurred and time delays encountered. In addition, the issuance of additional securities and their potential sale in any trading market which may develop in the Company's Common Stock, of which there is no assurance, may depress the price of the Company's Common Stock in such market. Additionally, such issuance of additional securities by the Company would result in a decrease in the percentage of the Company's issued and outstanding shares of Common Stock by the purchasers of the Common Stock being offered hereby.

     There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination or otherwise finance the operations of the Acquired Business. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on such borrowings and then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interest of the Company. The inability of the Company to borrow funds for an additional infusion of capital into an Acquired Business may have material adverse effects on the Company's financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, an Acquired Business may have already incurred debt financing and, therefore, all the risks inherent thereto.

     Because of the Company's small size, investors in the Company should carefully consider the business constraints on its ability to raise additional capital when needed. Until such time as any enterprise, product or service which the Company acquires generates revenues sufficient to cover operating costs, it is conceivable that the Company could find itself in a situation where it needs additional funds in order to continue its operations. This need could arise at a time when the Company is unable to borrow funds and/or market acceptance for the sale of additional shares of the Company's Common Stock does not exist.

     The Company's stockholders are relying upon the business judgment of Management in connection with the future operations of the Company. It is not expected that stockholders of the Company will be consulted with respect to the expenditure of the proceeds of this offering or in connection with any acquisition engaged in by the Company, unless required by law.

Daily Operations.

     The Company expects to use attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision of whether or not to acquire or participate in a specific business opportunity. The Company has allocated a portion of the offering proceeds for general overhead. There is no current plan to hire employees on a full-time or part-time basis.

     Until an active business is commenced or acquired, the Company will have no employees or day-to-day operations. The Company is unable to make any estimate as to the future number of employees which may be necessary, if any, to work for the Company. If an existing business is acquired, it is possible that its existing staff would be hired by the Company. At the present time, it is the intention of Management to meet or be in telephone contact at least once a week and more frequently, if needed, to review business opportunities, evaluate potential acquisitions and otherwise operate the affairs of the Company. Except for reimbursement of reasonable expenses incurred on behalf of the Company, Management will not be compensated for these services rendered on behalf of the Company.

Year 2000 Issues

     The "Year 2000 problem," as it has come to be known, refers to the fact that many computer programs use only the last two digits to refer to a year, and therefore do not recognize a change in thefirst two digits. For example, the year 2000 would be read as being the year 1900. If not corrected, this problem could cause many computer applications to fail or create erroneous results.

     Currently the Company does not own computer equipment nor does it rely on any computer programs that will materially impact the operations of the Company in the event of a Year 2000 disruption. However, like any other company, advances and changes in available technology can significantly impact its business and operation. Consequently, although the Company has not identified any specific year 2000 issues, the "Year 2000" problems creates risk for the Company from unforeseen problems in any computer systems acquired in the future by the Company or the computer systems of third parties, including but not limited to financial institutions or vendors with whom it transacts business and of any company which the Company may acquire or merge with in the future. Such failures of the Company and/or third parties' computer systems could have a material impact on the Company's ability to conduct its business as there can be no assurance that any of the parties with whom the Company transacts business including a potential target candidate will be Year 2000 compliant prior to such date. The Company is unable to predict the ultimate effect that the Year 2000 problem may have upon the Company, in that there is no way to predict the impact that the problem will have nation-wide or world-wide and how the Company will in turn be affected. In addition, the Company cannot predict the nature of its potential target candidate or others with whom it will transact business who will fail to become Year 2000 compliant prior to January 1, 2000. Significant Year 2000 difficulties on the part of parties with whom the Company transacts business could have a material adverse impact upon the Company. The Company has not to date formulated a contingency plan to deal with the potential non-compliance of vendors, customers and others with whom it transacts business, including a potential target company, but will be considering whether such a plan would be feasible.

     Prior to effecting a Business Combination, the Company will evaluate and assess the potential impact of the Year 2000 problem on the Acquired Business.

Working Capital

 the Company anticipates that it will have sufficient working capital to pay expenses related (1) to the Offering, (2) the effectuation of a Business
Combination and (3) general administrative expenses over the next 18 months period because of the oral commitment of its director to loan sufficient funds to the Company to pay such expenses.

 "Blank Check" Offering

    Background.

    As a result of management's broad discretion with respect to the specific application of the Net Proceeds of this offering, this offering can be characterized as a "blank check" offering. Purchasers will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more Business Combinations. A Business Combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public offering itself, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal one state securities laws.

    No Present Potential of Acquiring Any Business: Related Party Acquisitions.

     Management will have sole discretion to determine which businesses, if any, are intended to be formed or acquired, as well as the intended terms of any acquisition, and purchasers in this Blank Check offering will not in all likelihood have the opportunity to evaluate the merits and risks of an acquisition or be entitled to make an election as to whether they desire to remain Purchasers in the Company.

    Management has no present intention of (a) considering a business combination with entities owned or controlled by affiliates or associates of the Company (herein defined as a "related party transaction") or (b) creating subsidiary entities with a view to distributing their securities to the shareholders of the Company. In the event management contemplates a related party transaction it will obtain an independent appraisal of the value of the business or assets to be acquired and no transaction will be structured unless it is at a price which is lesser or equal to the value determined by the independent appraisal. Such a related party transaction is not an arms-length transaction because management would be on both sides of the transaction and may have financial interests which are adverse to the shareholders of the Company. Such a situation creates a potential for management's fiduciary duties to the shareholders of the Company to be compromised and the interests of the shareholders to be affected adversely. (See "RISK FACTORS"). If management's fiduciary duties are compromised, any remedy available to shareholders under state corporate law will most likely be prohibitively expensive and time consuming.

     Unspecified Industry and Acquired Business.

     To date, the Company has not selected any particular industry or any Acquired Business in which to concentrate its Business Combination efforts. Accordingly, there is no current basis for prospective Purchasers in this offering to evaluate the possible merits or risks of the Acquired Business or the particular industry in which the Company may ultimately operate. To the extent the Company effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular industry or Acquired Business, there can be no assurance that the Company will properly ascertain or assess all significant risk factors.

 Lack of Business Diversification.

     The Company will have the resources to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combination of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. The Company's probable lack of diversification may subject the Company to numerous economic, competitive and regulatory developments, any or all of which may nave a substantial adverse impact upon the particular industry in which the Company may operate subsequent to a Business Combination. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Acquired Business by the Company, there can be no assurance that the Acquired Business will prove to be commercially viable. Prior to the consummation of a the possibility of capital investment in and management assistance to the Acquired Business by the Company, there can be no assurance that the Acquired Business will prove to be commercially viable. Prior to the consummation of a Business Combination, the Company has no intention to purchase or acquire a minority interest in any company.

    Opportunity for Shareholder Evaluation or Approval of Business Combinations.

      The investors in this offering will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to the Company in connection with selecting a potential Business Combination until after the Company has entered into an agreement to effectuate a Business Combination. Unless investors representing 80% of the maximum offering proceeds elect to remain investors, the consummation of an acquisition of or merger with a target business would be prevented, none of the securities will be issued. (It is likely that officers and directors will acquire, on the same terms and conditions as other investors, 80% of the Shares. Accordingly, if they do so, none of the remaining unaffiliated stockholders will be required to vote in favor of a proposed acquisition.)As a result, investors in this offering will be almost entirely dependent on the judgment of management in connection with the selection and ultimate consummation of a Business Combination.

 Management.

     While the Company's ability to successfully effect a Business Combination will be dependent upon certain key personnel, the future role of such personnel in the Acquired Business cannot presently be stated with any certainty. While it is possible that certain of the Company's key personnel will remain associated in some capacities with the Company following a Business Combination, it is unlikely that such key personnel will devote their full efforts to the affairs of the Company subsequent thereto. Moreover, there can be no assurance that such personnel will have any experience or knowledge relating to the operations of particular Acquired Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective Acquired Business in connection with evaluating the desirability of effecting a Business Combination, there can be no assurance that the Company's assessment of such management will prove to be correct, especially in light of the inexperience of current key personnel of the Company in evaluating businesses. Furthermore, there can be no assurance that such future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. The Company may also seek to recruit additional managers to supplement the incumbent management of the Acquired Business. There can be seek to recruit additional managers to supplement the incumbent management of the Acquired Business. There can be no assurance that the Company will have the ability to recruit additional managers, or that such additional managers will have the requisite skill, knowledge or experience necessary or desirable to enhance the incumbent management. Investment Company Act of 1940

     The Company's operations may be limited by the Investment Company Act of 1940. Unless the Company registers with the Securities and Exchange Commission as an investment company, it will not, among other things, be permitted to own or propose to acquire investment securities, exclusive of government securities and cash items, which have a value exceeding 40% of the value of the Company's total assets on an unconsolidated basis. It is not anticipated that the Company will have a policy restricting the type of investments it may make. While the Company will attempt to conduct its operations so as not to require registration under the Investment Company Act of 1940, there can be no assurances that the Company will not be deemed to be subject to the Investment Company Act of 1940.


 Payment of Salaries or Consulting Fees

     In connection with the consummation of a Business Combination, the Company may become obligated to pay to certain persons consulting fees and/or salaries. No officers, directors or current shareholders shall be paid any consulting fees or salaries for services delivered by such persons in connection with a Business Combination; however legal fees may be paid to Mr. Michael Williams. The Company shall reimburse officers and director for any accountable reasonable expenses incurred in connection with activities on behalf of them. There is no limit on the amount of reimbursable expenses and there will be no review of the reasonableness of such expenses by anyone other than the Board of Directors, all of the members of which are officers. Subsequent to the consummation of a Business Combination, to the extent current officers, directors and/or shareholders of the Company provide services to the Company, such persons may receive from the Company consulting fees and/or salaries. The Company has no present intention to pay to anyone any consulting fees or salaries. The Company is not aware of any plans, proposals, understandings or arrangements with respect to the sale of any shares of Common Stock of the Company by any current shareholders. Further, there are no plans, proposals, understandings or arrangements with respect to the transfer by the Company to any of the Current Shareholders, any funds securities or other assets of the Company.

 Competition

     The Company expects to encounter intense competition from other entities having a business objective similar to that of the Company. Many of these entities are well established and have extensive experience in connection with identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, personnel and other resources than the Company and there can be no assurance that the Company will have the ability to compete successfully. Inasmuch as the Company may not have the ability to compete effectively with its competitors in selecting a prospective Acquired Business, the Company may be compelled to evaluate certain less attractive prospects. There can be no assurance that such prospects will permit the Company to meet its stated business objective.

 Uncertainty of Competitive Environment of Acquired Business

    In the event that the Company succeeds in effecting a Business Combination, the Company will, in all likelihood, become subject to Intense competition from competitors of the Acquired Business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Acquired Business cannot presently be ascertained. There can be no assurance that, subsequent to a Business Combination, the Company will have the resources to compete effectively, especially to the extent that the Acquired Business is in a high growth industry.

 Certain Securities Laws Considerations

      Under the Federal securities laws, public companies must furnish certain information about significant acquisitions, which information may require audited financial statements of an acquired company with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, if a prospective Acquired Business did not have available and was unable to reasonably obtain the requisite audited financial statements, the Company could, in the event of consummation of a Business Combination with such company, be precluded from (i) any public financing of its own securities for a period of as long as three years, as such financial statements would be required to undertake registration of such securities for sale to the public; and (ii) registration of its securities under the Securities Exchange Act of 1934. Consequently, it is unlikely that the Company would seek to consummate a Business Combination with such an Acquired Business. See "Risk Factors."

    If the Company, at any time, has net tangible assets of $5,000,000 or less, transactions in the Shares would be subject to Rule 15g promulgated under the Securities Exchange Act of 1934. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited Purchasers (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Transactions are exempt from this rule of the market price of the Shares is at least $5.00 per share. The U.S. Securities and Exchange Commission Rule 3 a5 I - 1, that generally defines a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security issued by an issuer that has (i) net tangible assets of at least $1,000,000, of such issuer has been in continuous operation for at least three years, (ii) net tangible assets of at least $5,000,000, of such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exemption is available, Rule 15g require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

    Since the Shares are subject to Rule 15g, broker-dealers may find it difficult to effectuate customer transactions and/or trading activity in the Shares, thus, the market price, if any, may be depressed, and an Purchaser may find it more difficult to dispose of the Shares. Also, the market liquidity for the Company's Common Stock could be adversely affected by limiting the ability of broker/dealers to sell the Company's Common Stock and the ability of Purchasers in this offering to sell their securities in the secondary market.

Facilities

    Since formation the Company, pursuant to an oral agreement with the President, at no cost to the Company, has maintained its executive offices in approximately 100 square feet of office space located at 2503 W. Gardner Ct., Tampa, FL 33611, in the home of the President. The Company considers this space, to be adequate for its needs and, other than as stated, has no preliminary agreements or understandings with respect to the office facility in the future.

    As of the date of this Prospectus, the Company's employees consist of its executive officers, each of whom devote approximately 2% of their working time to the affairs of the Company.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

    The Company, a development stage entity, has neither engaged in any operations nor generated any revenues to date. Its entire activity since its inception has been to prepare for its proposed fund raising through an offering of equity securities as contemplated herein.

    The Company's expenses to date, all of which are attributable to its formation and proposed fund raising are approximately $1,000.

    Substantially all of the Company's working capital needs subsequent to the offering contemplated hereby will be attributable to the identification of a suitable Acquired Business, and thereafter to effectuate a Business Combination with such Acquired Business. Such working capital needs are expected to be satisfied from funds provided by Management. Although no assurances can be made, the Company believes it can satisfy its cash requirements until a Business Combination is consummated with no significant expenditures. Due to the possible indefinite period of time to consummate a Business Combination and the nature and cost of the Company's expenses related to the Company's search and analysis of a Business Combination, there can be no assurances that the Company's cash requirements until a Business Combination is consummated will be satisfied from such fund or that Management will provide such funds, which they are under no obligation to provide. Prior to the conclusion of this offering the Company currently anticipates its expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees. See "Risk Factors."

                               DESCRIPTION OF SECURITIES

 Common Stock

     The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. The current officer and director of the Company beneficially will own at least 60% of the shares of Common Stock after the offering and, accordingly, will be able to elect all of the Company's directors and control corporate policy. Holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors in its discretion, out of funds legally available therefor. In the event of liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in the assets of the Company, if any, legally available for distribution to them after payment of debts and liabilities of the Company after provision has been made for each class of stock, if any, having liquidation preference over the Common Stock. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered may be, when issued upon payment of the consideration set forth in this Prospectus, fully paid and non-assessable.

 Preferred Stock

   The Company is currently authorized to issue 20,000,000 shares of Preferred Stock, par value $.01 per share. The preferred stock is issuable in one or more series with such rights, preferences, maturity dates and similar matters as the Board of Directors of the Company may from time to time determine without any further vote or action by the Company's stockholders. No Preferred stock is currently outstanding.

 Dividend Policy

     The Company has never paid cash dividends on its Common Stock. The Board of Directors does not anticipate paying cash dividends in the foreseeable future as it may retain future earnings to finance the growth of the business. The payment of future cash dividends may depend on such factors as earnings levels, anticipated capital requirements, the operating and financial condition of the Company and other factors deemed relevant by the Board of Directors.

 Certain Provisions of Florida Law

    The directors of the Company are subject to the "general standards for directors" provisions set forth in the Florida Business Corporations Act (the "FBCA"). These provisions provide that in discharging his or her duties and determining what is in the best interests of the Company, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Company and its shareholders and the social, economic, legal or other effects of any proposed action on the employees, suppliers or customers of the Company, the community in which the Company operates and the economy in, general. Interests of other constituencies in addition to the Company's shareholders may be considered, and directors who take into account these other factors may make decisions which are less beneficial to some, or a majority, of the shareholders than if the law did not permit consideration of such other factors. The Company has elected to opt out of the "affiliated transactions" and "control -- share acquisition" provisions of the FBCA.

 Limited Liability and Indemnification

      Under the FBCA, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act unless (i) the director breached or failed to perform his duties as a director and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (B) a transaction from which the director derived an improper personal benefit either directly or indirectly,
 (C) a circumstance under which an unlawful distribution is made, (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct, or (E) in a proceeding by or in the right of someone other than the corporation or shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property. A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the FBCA.

       The Articles of Incorporation and Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

 Transfer Agent And Registrar

   The transfer agent and registrar for the Common Stock is the Company.

 Shares Eligible For Future Sale

   Upon completion of this Offering, assuming Maximum Offering, the Company will have outstanding 10,000,100 shares of Common Stock. Of these shares of the Company's Common Stock ("Restricted Shares"), 100 currently and assuming acquisition of 8,000,000 shares in this Offering by Mr. Michael Williams, 8,100,000 are and will be held by Management and may not be sold unless they are so registered thereunder or are sold pursuant to an applicable exemption from registration including Rule 144 which governs the sales of restricted securities. Management will be eligible to sell such shares plus any shares acquired in this offering pursuant to Rule 144 at prescribed times and subject to the manner of sale, volume, notice and information restrictions of Rule 144.

   There has been no public market for the securities of the Company. Sales of substantial amounts of shares of the Company's Common Stock, pursuant to Rule 144 or otherwise, could adversely affect the market price of the Common Stock, and consequently make it more difficult for the Company to sell equity securities in the future at a time and price which the Company deems appropriate. See "Shares Eligible for Future Sale."

   Under Rule 144, a stockholder who has beneficially owned Restricted Shares for at least one (1) year (including persons who may be deemed to be "affiliates" of the Company under Rule 144) may sell within any three (3) month period a number of shares that does not exceed the greater of. a) one percent (I%) of the then outstanding shares of a particular class of the Company's Common Stock as reported on its I OQ filing, or b) the average weekly volume on NASDAQ during the four (4) calendar weeks preceding such sale and may only sell such shares through unsolicited brokers' transactions. A stockholder who is not deemed to have been an "affiliate" of the Company for at least ninety (90) days and who has beneficially owned his shares for at least two years would be entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

   There has been no public market for the securities of the Company. Sales of substantial amounts of shares of the Company's Common Stock, pursuant to Rule 144 or otherwise, could adversely affect the market price of the Common Stock, and consequently make it more difficult for the Company to sell equity securities in the future at a time and price which the Company deems appropriate. See "Risk Factors Shares Eligible for Future Sale."

                                      MANAGEMENT

 Director And Officers

 Name                  Age             Title

 Michael T. Williams   50        President, Treasurer and Director
 M. Brandon Williams   18        Secretary

     Michael T. Williams is President, Treasurer and Director of the Company. His responsibilities will include management of the Company's operations as well as the Company's administrative and financial activities. Since 1975 Mr. Williams has been in the practice of law, initially with a government agency, and since then, in private practice. He was also CEO of Florida Community
 Cancer Centers, Dunedin, FL from 1991-1995. He received a BA from the University of Kansas and a JD from the University of Pennsylvania.

     M. Brandon Williams is the son of Michael T. Williams. He is currently a Senior at Tampa Preparatory School, Tampa, FL.

     Messrs. Williams and Williams are not required to commit his full time to the affairs of the Company and, accordingly, they may have conflicts of interest in allocating management time, among various business activities. Messrs. Williams and Williams intend to devote no more than 2% of their time to the affairs of the Company. They may in the future become affiliated with entities, including other companies, engaged in business activities similar to those intended to be conducted by the Company. See "Risk Factors."

      All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

      There are no agreements or understandings for any officer or director to resign at the request of another person and none of the officers or directors are acting on behalf of or will act at the direction of any other person.

 Executive Compensation

      No compensation has been paid to any officers or director since inception. Pursuant to an oral understanding with management, the Company does not expect to pay any direct or indirect compensation to its officers and director except for reimbursement for reasonable out-of-pocket expenses until the Company's operations are profitable.

                                 PRINCIPAL SHAREHOLDER

    The following table sets forth information as of the date hereof and as adjusted to reflect the sale of the Shares offered hereby, based on information obtained from the person named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, and (iii) all officers and director as a group:

                                 Beneficial Ownership
                                    of Common Stock
--------------------------------------------------------------------------------------------------
                              Shares
                              Owned                            Percentage of Class
                     ---------------------               ------------------------------
                      Before      After
                      Offering   Offering            Before Offering           After Offering(1)
--------------------------------------------------------------------------------------------------

 Michael T. Williams10
 100%
 2503 W. Gardner Ct.
 Tampa FL 33611          100     8,100,000                100%                        80%

All directors and
officers as a group
(__ persons)             100     8,100,000                100%                        80%


(1) Assumes acquisition of 8,000,000 shares in this Offering by Mr. Williams. See "Risk Factors."

     Unless otherwise noted, all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. No persons named in the table are acting as nominees for any persons or are otherwise under the control of any person or group of persons. Mr. Michael Williams may be deemed to be "promoter" and "parent" of the Company, as such terms are defined under the Federal securities laws.

                                 CERTAIN TRANSACTIONS

      All expenses of the Company already funded and all expenses of the Company not funded from the proceeds of this offering, to a maximum of $50,000, will be funded as an optional capital contribution to the Company by Mr. Williams. No such contribution or no loan from Management is required. The Company shall not make any loans to any officers or directors following this offering. Further, the Company shall not borrow Funds for the purpose of making payments to the Company's officers, directors, promoters, management or their affiliates or associates. Mr. Williams may receive legal fees in connection with the Business Combination.

                                 CONFLICTS OF INTEREST

     The proposed business of the Company raises potential conflicts of interest between the Company its officers and director and its principal stockholders. The Company has been formed for the purpose of locating a suitable business opportunity in which to participate. The officers and director of the Company as well as its principal stockholders, are engaged in various other business activities including, but not limited to, the organization of other companies or "blank check" companies in the future. Specifically, all of the Company's principal stockholders, including Mr. Michael Williams, the Company's President, Treasurer and sole Director, may in the future also principal stockholders and/or officers and directors of related companies, each of which has filed a registration statement with the Securities and Exchange Commission for the purpose of effecting an Offering of their respective securities pursuant to Rule 419 (the "Related Companies"). As such, the Company may be deemed to be under common control with the Related Companies. If and when the registration statements filed by the Related Companies are declared effective, those companies will be competing directly with the Company for other business opportunities. See "Risk Factors." If the Related Companies are successful, the principal stockholders may, although there is no assurance that they will do so, invest in additional companies whose business plan would be to effect Rule 419 offerings, thereby exacerbating the competitive environment in which the Company must operate. In addition, from time to time, in the course of their business activities, the stockholders may become aware of investment and business opportunities and may be faced with the issue of whether to bring such opportunities to the attention of the Company for its participation or to other companies with which they are associated or have an interest in.

     Officers and directors of Florida corporations are required to bring business opportunities to their corporation if the corporation could financially undertake the opportunity and the opportunity is within the corporation's line of business. Because the business of the Company is to locate a suitable business venture, Management may be required to bring such business opportunities to the Company. Potential conflicts may arise in the determinations by Management as to whether these potential business opportunities are within the financial means and proposed business plans of the Company.

     Accordingly,  Management  may have a  conflict  in the event  that  another
"blank check" or "blind pool" associated with Management may in the future be actively seeking the acquisition of properties and businesses that are identical or similar to those that the Company may seek. A conflict will not be present as between the Company and another affiliated "blank check" or "blind pool" if, before the Company begins seeking acquisitions, such other "blank check" or "blind pool": (i) enters into any understanding, arrangement or contractual commitment to participate in, or acquire, any business or property; or (ii) ceases its search for additional properties or businesses identical or similar to those the Company may seek. Conflicts also may not be present to the extent that potential business opportunities are appropriate for the Company but not for other affiliated "blank check" or "blind pools" (or vice versa), because of such factors as the difference in working capital available to the Company. If, however, at any time the Company and any other firms affiliated with Management are simultaneously seeking business opportunities, Management may face the conflict of whether to submit a potential business acquisition to the Company or to such other firms. See "Risk Factors."

     In order to resolve conflicts of interest, to the extent possible, arising from the common share ownership of the Company with other blind pool companies, the Company and the Related Companies have orally established the following guidelines:

          (a) if the business opportunity is identified by an officer or director of the Company, notwithstanding that such person is also a principal stockholder of a Related Company, the business opportunity will be directed to the Company;

          (b) if the business opportunity is identified by a person who is a principal stockholder of the Company but not an officer of the Company or of a Related Company, the business opportunity will be directed to either the Company or to a Related Company in order of the effective dates of the completion of their respective Rule 419 offerings; to the extent that the company to whom the business opportunity was directed declines to accept the business opportunity, it will be offered to the Company which next completed its Rule 419 Offering; and

          (c) if the individual responsible for identifying the business opportunity is an officer and/or director of more than one Related Company, the business opportunity will be presented to those companies in the order in which their offerings were completed.

                                     THE OFFERING

     The Company is offering 10,000,000 shares of Common Stock for no cash consideration. The Shares are offered by the Company on a "best efforts" no minimum, 10,000,000 Share maximum basis. The Company intends to offer the Shares through its officers and director Michael and Brandon Williams without the use of a profession underwriter. No commissions will be paid for sales effected by officers and director. Mr. Michael T. Williams may acquire 8,000,000 shares in this offering on the same terms as all other investors.

    Prior to this  offering,  there has been no public  market  for the  Shares.
 Consequently, the initial public offering price for the Shares has been determined solely by the Company. Among the factors considered in determining the public offering price were the history of, and the prospects for, the Company's business, an assessment of the Company's management, its past and present operations, the prospects for earnings of the Company, the present state of the Company's development, the general condition of the securities market at the time of the offering and the market prices of similar securities of comparable companies at the time of the offering. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the Shares will develop after the close of the offering, or if a public market in fact develops, that such public market will be sustained, or that the Shares can be resold at any time at the offering or any other price. See "Risk Factors."

                                    INDEMNIFICATION

    The Company's Articles of Incorporation and Florida law contain provisions relating to the indemnification of officers and director.

    Generally, the foregoing provide that the corporation may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation.

     Insofar as indemnification for liabilities arising under the securities act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of his counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 AVAILABLE INFORMATION

     This Prospectus constitutes a part of a Registration Statement filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits and schedules for further information with respect to the Company and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each such instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules forming a part thereof can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and should also be available for inspection and copying at the following regional offices of the
 Commission: 7 World Trade Center, 14th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission maintains a Web Site (http://www. sec. gov.) that contains reports, proxy statements and other information filed by the Company.

                                   LEGAL PROCEEDINGS

     The Company is not a party to, nor is it aware of, any threatened litigation of a material nature.

                                    LEGAL MATTERS

     Williams Law Group, P.A., Tampa FL, of which Mr. Williams is the principal, has rendered an opinion (which is filed as an exhibit to the Registration Statement of which this Prospectus is a part) to the effect that the Shares, when issued and paid for as described herein, will constitute legally issued securities of the Company, fully paid and non-assessable. Mr. Williams is the sole shareholder of the Company.
 See "Principal Shareholder."

                                        EXPERTS
     The financial statements included in this Prospectus have been audited by Beard Nertney Kingery Crouse & Hohl, P.A., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 FINANCIAL STATMENTS


                TABLE OF CONTENTS

------------------------------------




Independent Auditors' Report                             F-2

Financial Statements as of and for the period September 24, 1998 (date of incorporation) to December 31, 1998:

    Balance Sheet                                        F-3

    Statement of Operations                              F-4

    Statement of Stockholder's Equity                    F-5

    Statement of Cash Flows                              F-6

    Notes to Financial Statements                        F-7

{Letterhead of BEARD NERTNEY KINGERY CROUSE & HOHL P.A.}





INDEPENDENT AUDITORS' REPORT


To the Board of Directors of 4 BRANDON - I, Inc.:

We have audited the balance sheet of 4 BRANDON - I, Inc. (the "Company"), a development stage enterprise, as of December 31, 1998, and the related statements of operations, stockholder's equity and cash flows for the period September 24, 1998 (date of incorporation) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the period September 24, 1998, (date of incorporation) to December 31, 1998 in conformity with generally accepted accounting principles.

The Company, with the consent of its stockholder, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.


                         BEARD NERTNEY KINGERY CROUSE & HOHL P.A.

January 20, 1999

      4 BRANDON - I, Inc.
      (A Development Stage Enterprise)

      BALANCE SHEET AS OF DECEMBER 31, 1998




      ASSETS                                                            $   0
                                                                          ===


      LIABILITIES AND STOCKHOLDER'S EQUITY

      STOCKHOLDER'S EQUITY:
          Common stock - $.01par value: 50,000,000 shares
            authorized1 100 shares issued and outstanding               $   1
          Preferred  Stock - $.01 par value;  20,000,000
            shares  authorized 0 shares issued and outstanding              0
          Additional paid-in capital                                      246
          Deficit accumulated during the development stage               (247)
                                                                          ---

              TOTAL                                                     $   0
                                                                          ===




      SEE NOTES TO FINANCIAL STATEMENTS.

      4 BRANDON - I, Inc.
      (A Development Stage Enterprise)

      STATEMENT OF OPERATIONS
      for the period September 24, 1998 (date of incorporation) to December 31, 1998



      EXPENSES
        Organization costs                                             $ 247
                                                                         ---

      NET LOSS                                                         $ 247
                                                                         ===

      NET LOSS PER SHARE                                               $2.47
                                                                        ====

      SEE NOTES TO FINANCIAL STATEMENTS.

         4 BRANDON - I, Inc.
    (A Development Stage Enterprise)

    STATEMENT OF STOCKHOLDER'S EQUITY
    for the period September 24, 1998 (date of incorporation) to December 31, 1998

                                                                              Deficit
                                                                              Accumulated
                                                                  Additional  During the
                                Common           Preferred           Paid-    Development
                                Shares    Value   Shares    Value  in Capital Stage         Total
                                ------    -----  --------- ------  ---------  -----------   -----
Balances, September 24, 199        0     $    0      0     $    0  $    0     $    0        $  0

Proceeds from the issuance
  of common stock                100          1                       246                    247

Net loss for the period,
   September 24, 1998
   (date of incorporation)
   to December 31, 1998                                                         (247)       (247)
                                ---         ---    ---       ---      ---        ---         ---
Balances December 31, 1998      100        $  1      0    $    0    $ 246     $ (247)       $  0
                                ===         ===    ===       ===      ===        ===         ===







    SEE NOTES TO FINANCIAL STATEMENTS.

      4 BRANDON - I, Inc.
      (A Development Stage Enterprise)

      STATEMENT OF CASH FLOWS
      for the period September 24, 1998 (date of incorporation) to December 31, 1998





      CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                                     $(247)
                                                                     ---

      CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from the issuance of common stock                     247
                                                                     ---

      NET INCREASE IN 0ASH AND CASH EQUIVALENTS                        0
                                                                     ---
      CASH AND CASH EQ0IVALENTS, BEGINNING OF PERIOD                   0

      CASH AND CASH EQ0IVALENTS, END OF PERIOD                      $  0
                                                                     ===




      SUPPLEMENTAL DISCLOSURES
      Interest paid                                                 $  0
                                                                     ===



      SEE NOTES TO FINANCIAL STATEMENTS.

                               4 BRANDON - I, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


-------------------------------------------------------------------------------


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

4-BRANDON - I, Inc. (the "Company") was incorporated under the laws of the state of Florida on September 24, 1998. The Company is considered to be in the development stage, as defined in Financial Accounting Standards Board Statement No. 7. The Company intends to effect a merger or other similar business combinations or to establish new businesses. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.



-------------------------------------------------------------------------------

 Part 11 - INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 22. Indemnification of Directors and Officers.

 The information required by this Item is incorporated by reference to "Indemnification" in the Prospectus herein.

 Item 23. Other Expenses of Issuance and Distribution.
 SEC Registration Fee                                                     $100
 Blue Sky Fees and Expenses                                               1000
 Legal Fees and Expenses                                                     0
 Printing and Engraving Expenses                                         6,500
 Accountants' Fees and Expenses                                          1,000
 Miscellaneous                                                           1,400
                                                                         -----
   Total                                                               $10,000

 The foregoing expenses, except for the SEC fees, are estimated.

 Item 24. Recent Sales of Unregistered Securities.

   The following sets forth information relating to all previous sales of Common Stock by the Registrant which sales were not registered under the Securities Act of 1933.

 None

 Item 25. Exhibits.

 The following exhibits are filed with this Registration Statement:
 Number         Exhibit Name
 1 Escrow Agreement in Accordance with Rule 419 under the Securities Act of 1933, as amended
 3.1  Articles of Incorporation
 3.2  By-Laws
 4.1  *Common Stock.
 5    Opinion Regarding Legality
 23.1* Consent of Counsel
 23.2 Consent of Expert

* Filed by ammendment

 All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to the Common Stock of the Company is contained in the Articles of Incorporation and By-Laws of the Company.

 Item 26. Undertakings.

 The undersigned registrant hereby undertakes:

 (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

 (i) To include any prospectus required by section I 0(a)(3) of the Securities Act of 193 3; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

   Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to its Certificate of Incorporation or provisions of Florida law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933,the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized by power of attorney, in the City of Tampa, State of Florida, on January 10, 1999.

             4 Brandon - I, Inc.

             /s/ Michael T. Williams
             Michael T. Williams, President, Treasurer, and Director

            /s/  M. Brandon Williams, Secretary
            M. Brandon Williams, Secretary
51